Mark Griffin, Investors 629-213-5672 Mark.Griffin@alliancebernstein.com Carly Symington, Media (US) 615-417-5701 Carly.Symington@alliancebernstein.com

AllianceBernstein to Acquire Global Private Alternatives Manager CarVal Investors

Nashville, Tenn., March 17, 2022- AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB), a leading research and global investment firm, announced today it will acquire CarVal Investors L.P. (“CarVal”).

CarVal is a leading global private alternatives investment manager with approximately $14.3 billion in assets under management (“AUM”)(1), primarily focused on opportunistic and distressed credit, renewable energy infrastructure, specialty finance and transportation investments.

The acquisition represents an important step forward in AB’s continued goal of better serving its clients by building and growing its world-class Private Alternatives business. The addition of CarVal, with 190 employees, including 68 investment professionals, in five offices across four countries, enhances AB’s Private Alternatives platform by adding complementary investment capabilities in opportunistic and private credit and expanding across multiple geographic regions, including North America, Europe, Latin America, and Asia.

As clients increasingly look to private market strategies for return and yield enhancement, as well as diversification, CarVal brings complementary private markets capabilities to AB’s Private Alternatives business and augments the firm’s position as a market leader. The addition of CarVal now expands AB’s private markets capabilities to encompass almost $50 billion in AUM(1) on a pro forma basis.

CarVal’s senior leadership team will continue to lead the firm. CarVal’s teams will remain independent, continuing to operate from its Minneapolis, Minnesota, headquarters and offices around the world, with no change to the current investment process or personnel, and will benefit from AB’s broader resources, including global distribution and product development.

“This acquisition reflects our firm’s continued commitment to advancing AB’s Private Alternatives business,” said CEO and President of AB Seth Bernstein. “CarVal’s global presence and broad capability set creates new and exciting growth opportunities for AB – diversifying and expanding our services to meet our clients’ evolving needs.”

“We are pleased to join forces with CarVal to broaden our global Private Alternatives platform,” said AB’s Head of Private Alternatives Matt Bass. “CarVal’s extensive market experience, combined with its strong leadership team and collaborative, entrepreneurial culture, is a natural and strong fit with AB’s strategic priorities. Working closely with the CarVal team, we look forward to all that we will accomplish together.”

“AB’s leadership, track record, values and platform make it an excellent business partner for CarVal and our investors long term, aligning in culture, execution and excellence,” said CarVal Investors Managing Principal Lucas Detor. “This acquisition allows CarVal to grow while retaining our investment and day-to-day independence.”

This agreement is an example of the unique synergies between AllianceBernstein and Equitable, the two complementary and well-established companies of Equitable Holdings. Equitable has committed to deploy $10 billion in investment capital from its General Account towards AB’s Private Alternatives platform. Of the commitment, $750 million will be allocated across targeted CarVal strategies, further improving Equitable’s risk-adjusted return and strengthening AB’s efforts to grow higher multiple, higher margin and capital light businesses.

AB has announced a definitive agreement to purchase 100% of CarVal for an upfront purchase price of $750 million, and a multi-year earnout if certain targets are reached. At the transaction closing, expected to occur in the second quarter of 2022, CarVal will become a wholly owned subsidiary of AllianceBernstein L.P. and will be rebranded as AB CarVal Investors. The transaction is subject to customary regulatory and closing conditions.

Citi served as financial advisor and Wachtell, Lipton, Rosen & Katz served as legal counsel to AB. Rothschild & Co served as financial advisor and Schulte Roth & Zabel LLP served as legal counsel to CarVal.

Conference Call Information

Management will host a live audio webcast today at 8:00 a.m. (CDT) to discuss the acquisition. The conference call will be hosted by Seth P. Bernstein, President and Chief Executive Officer; Ali Dibadj, Chief Financial Officer and Head of Strategy; Matthew Bass, SVP and Head of Private Alternatives; and Steven M. Joenk, Chief Investment Officer, Equitable Holdings. Access to the webcast and presentation deck will be available via the firm’s Investor Relations website.

Parties may access the conference call by either webcast or telephone:
1.To listen by webcast, please visit AB’s Investor Relations website at http://alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.
2.To listen by telephone, please dial (833) 495-0952 in the U.S. or (409) 216-0498 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 9198961

A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AB’s website for two weeks. An audio replay of the conference call will also be available for two weeks. To access the audio replay, please call (855) 859-2056 in the US, or (404) 537-3406 outside the US and provide the conference ID #: 9198961.

(1) AUM of CarVal comprised of approximately $9.9 billion in fee-earning AUM and $4.5 billion in fee-eligible AUM. Private markets pro forma AUM of AB comprised of approximately $37.2 billion in fee-earning AUM and $12.0 billion in fee-eligible AUM. Figures may not sum due to rounding. Numbers as of December 31, 2021.

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About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals, and private wealth clients in major world markets. As of February 28, 2022, AllianceBernstein had $739 billion in assets under management. Additional information about AB may be found on our website, www.alliancebernstein.com.

Cautions Regarding Forward Looking Statements
Various statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995 and relate to the acquisition by AllianceBernstein LP (“AB”) of CarVal Investors, LP (“CarVal”). These statements, which are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements, concern expected growth, client and stockholder benefits, key assumptions, timing of closing of the transaction, revenue realization, financial benefits or returns, accretion and integration costs. The most significant transaction-related and other risk factors that may cause actual results to differ materially from future results expressed or implied by our forward-looking statements include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement; (ii) the transaction closing conditions may not be satisfied in a timely manner or at all, including due to the failure to obtain regulatory and client approvals; (iii) the announcement and pendency of the acquisition may disrupt CarVal’s business operations (including the threatened or actual loss of employees, clients or suppliers); (iv) CarVal could experience financial or other setbacks if the transaction encounters unanticipated problems; and (v) anticipated benefits of the transaction, including the realization of revenue, accretion, and financial benefits or returns, may not be fully realized or may take longer to realize than expected, including if ABH units to be issued after the closing trade at a price below anticipated levels. We caution readers to carefully consider such factors.

Further, these forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward Looking Statements” in AB’s Form 10-K for the year ended December 31, 2021, and subsequent Forms 10 Q. Any or all of the forward-looking statements made in this news release, Form 10-K, Forms 10 Q, other documents we file with or furnish to the SEC, and any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward Looking Statements,” and those listed above, could also adversely affect our revenues, financial condition, results of operations and business prospects.
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